UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2005
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
2584 Junction Avenue, San Jose, California 95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 919-1500
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURE

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.
On June 21, 2005, Bookham, Inc. (the “Registrant”) reported under Item 3.01 of Current Report on Form 8-K that it had been advised by the staff of The Nasdaq Stock Market that in its judgment the Registrant’s 2004 Stock Incentive Plan (the “Plan”) had been adopted without obtaining the stockholder approval required by Nasdaq Marketplace Rule 4350(i)(1)(A). In connection therewith, the Registrant undertook to Nasdaq that it would seek stockholder approval of the Plan at its 2005 annual meeting of stockholders on or before October 31, 2005. As part of the stockholder approval process, the Registrant also submitted its 2004 Employee Stock Purchase Plan and 2004 Sharesave Scheme to its stockholders for approval.
On October 26, 2005, at the Registrant’s 2005 annual meeting of stockholders, the Registrant’s stockholders approved (i) the Plan and the authorization of 4,000,000 shares of common stock for issuance under the Plan, (ii) the Registrant’s 2004 Employee Stock Purchase Plan and the authorization of 500,000 shares of common stock for issuance under that plan, (iii) the Registrant’s 2004 Sharesave Scheme and the authorization of 500,000 shares of common stock for issuance under that scheme and (iv) an amendment to the Plan increasing the number of shares of common stock issuable under the Plan from 4,000,000 to 9,000,000 and increasing the maximum number of shares of common stock with respect to which awards may be granted under the Plan from 2,000,000 to 7,000,000.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: November 1, 2005	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer